Exhibit 99.2

This Form 4 is being filed by (i) CCMP Capital Investors II, L.P. (“CCMP Capital Investors”), (ii) CCMP Capital Investors (Cayman) II, L.P. (“CCMP Cayman” and together with CCMP Capital Investors, the “CCMP Capital Funds”), (iii) CCMP Capital Associates, L.P. (“CCMP Capital Associates”), the general partner of the CCMP Capital Funds, (iv) CCMP Capital Associates GP, LLC (“CCMP Capital Associates GP”), the general partner of CCMP Capital Associates, (v) CCMP Generac Co-Invest, L.P. (“Generac Co-Invest”), (vi) CCMP Generac Co-Invest GP, LLC (“Generac Co-Invest GP”), the general partner of Generac Co-Invest, (vii) CCMP Capital, LLC (“CCMP Capital”), the owner of CCMP Capital Associates GP and Generac Co-Invest GP, and (viii) Greg Brenneman (together with the CCMP Capital Funds, CCMP Capital Associates, CCMP Capital Associates GP, Generac Co-Invest and Generac Co-Invest GP, the “Reporting Persons”), in his capacity as a member of a CCMP Capital investment committee that makes voting and disposition decisions with respect to the Issuer's common stock beneficially owned by CCMP Capital.  Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of CCMP Capital Associates, CCMP Capital Associates GP and CCMP Capital beneficially owns the Issuer's common stock reported herein held by the CCMP Capital Funds.  The actual pro rata portion of beneficial ownership of any such shares held by the CCMP Capital Funds that may be deemed attributable to CCMP Capital Associates, CCMP Capital Associates GP and CCMP Capital is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within CCMP Capital Associates and the CCMP Capital Funds.  Pursuant to Rule 13d-3 under the Exchange Act, each of Generac Co-Invest GP and CCMP Capital beneficially owns the Issuer's common stock reported herein held by Generac Co-Invest, but, except for a de minimis pecuniary interest attributable to Generac Co-Invest GP, such entities have no pecuniary interest in the shares held by Generac Co-Invest.  Pursuant to Rule 13d-3 of the Exchange Act, CCMP Capital beneficially owns the Issuer's common stock reported herein held by Stephen Murray, Timothy Walsh and Stephen McKenna (a former director of the Issuer and a former employee of an affiliate of CCMP Capital) because CCMP Capital has voting and dispositive power over such shares as a result of the contractual arrangements among Messrs. Murray, Walsh and McKenna, the CCMP Capital Funds, CCMP Capital Associates and CCMP Capital, which provide that such shares are to be held for the benefit of the CCMP Funds and are to be voted or disposed of at the direction of CCMP Capital. The actual pro rata portion of beneficial ownership of any such shares held by Messrs. Murray, Walsh and McKenna that may be deemed attributable to the CCMP Capital Funds is not readily determinable because it is subject to several economic and other variables in the contractual agreements among CCMP Capital and the CCMP Capital Funds. As a consequence of his being a member of a CCMP Capital investment committee, Mr. Brenneman may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own all of the listed shares. The actual pro rata portion of beneficial ownership of any shares that may be deemed attributable to Mr. Brenneman is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within CCMP Capital Associates and the CCMP Capital Funds.  The Reporting Persons disclaim beneficial ownership of the securities to the extent it exceeds their pecuniary interest therein and the inclusion of the shares in this report shall not be deemed to be an admission of beneficial ownership of the reported shares for the purposes of Section 16 of the Exchange Act or otherwise.  The amount shown represents the beneficial ownership of the Issuer's common stock held by the Reporting Persons as a group.